EXHIBIT 4.2

PACIFICORP

(An Oregon Corporation)

TO

JPMORGAN CHASE BANK, N.A.

(A National Banking Association)

(Formerly Known as The Chase Manhattan Bank)

As Trustee under PacifiCorp’s

Mortgage and Deed of Trust,

Dated as of January 9, 1989

Nineteenth Supplemental Indenture

Dated as of August 1, 2006

Supplemental to PacifiCorp’s Mortgage and Deed of Trust

Dated as of January 9, 1989

This Instrument Grants a Security Interest by a Transmitting Utility

This Instrument Contains After-Acquired Property Provisions

NINETEENTH SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of the first day of August, 2006, made and entered into by and between PACIFICORP, a corporation of the State of Oregon, whose address is 825 NE Multnomah, Portland, Oregon 97232 (hereinafter sometimes called the “Company”), and JPMORGAN CHASE BANK, N.A. (formerly known as The Chase Manhattan Bank), a national banking association whose address is 4 New York Plaza, 15th Floor, New York, New York 10004 (the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of January 9, 1989, as heretofore and hereby amended and supplemented (hereinafter called the “Mortgage”), is executed and delivered by the Company in accordance with the provisions of the Mortgage, this indenture (hereinafter called the “Nineteenth Supplemental Indenture”) being supplemental thereto.

WHEREAS, the Mortgage was or is to be recorded in the official records of the States of Arizona, California, Colorado, Idaho, Montana, New Mexico, Oregon, Utah, Washington and Wyoming and various counties within such states, which counties include or will include all counties in which this Nineteenth Supplemental Indenture is to be recorded; and

WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the Lien thereof; and

WHEREAS, in addition to the property described in the Mortgage, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Company has executed, delivered, recorded and filed supplemental indentures as follows:

Dated as of

First	March 31, 1989
Second	December 29, 1989
Third	March 31, 1991
Fourth	December 31, 1991
Fifth	March 15, 1992
Sixth	July 31, 1992
Seventh	March 15, 1993
Eighth	November 1, 1993
Ninth	June 1, 1994
Tenth	August 1, 1994
Eleventh	December 1, 1995
Twelfth	September 1, 1996
Thirteenth	November 1, 1998
Fourteenth	November 15, 2001
Fifteenth	June 1, 2003
Sixteenth	September 1, 2003
Seventeenth	August 1, 2004
Eighteenth	June 1, 2005

and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, bonds entitled and designated First Mortgage and Collateral Trust Bonds or First Mortgage Bonds, as the case may be, of the series and in the principal amounts as follows:

	Series	Due Date	Aggregate Principal Amount Issued	Aggregate Principal Amount Outstanding

First	-10.45% Series due January 9, 1990	1/9/90	$500,000	$0
Second	-Secured Medium-Term Notes, Series A	various	250,000,000	0
Third	-Secured Medium-Term Notes, Series B	various	200,000,000	0
Fourth	-Secured Medium-Term Notes, Series C	various	300,000,000	116,724,000
Fifth	-Secured Medium-Term Notes, Series D	various	250,000,000	0
Sixth	-C-U Series	various	250,432,000	115,830,000
Seventh	-Secured Medium-Term Notes, Series E	various	500,000,000	173,500,000
Eighth	-6 3/4% Series due April 1, 2005	4/1/2005	150,000,000	0
Ninth	-Secured Medium-Term Notes, Series F	various	500,000,000	140,000,000
Tenth	-E-L Series	various	71,200,000	71,200,000
Eleventh	-Secured Medium-Term Notes, Series G	various	500,000,000	200,000,000
Twelfth	-Series 1994-1 Bonds	various	216,470,000	216,470,000
Thirteenth	-Adjustable Rate Replacement Series	2002	13,234,000	0
Fourteenth	-9 3/8% Replacement Series due 1997	1997	50,000,000	0
Fifteenth	-Bond Credit Series Bonds	various	498,589,753	0
Sixteenth	-Secured Medium-Term Notes, Series H	various	500,000,000	325,000,000
Seventeenth	-5.65% Series due 2006	11/1/06	200,000,000	200,000,000
Eighteenth	-6.90% Series due November 15 , 2011	11/15/11	500,000,000	500,000,000
Nineteenth	-7.70% Series due November 15, 2031	11/15/31	300,000,000	300,000,000
Twentieth	-Collateral Bonds, First 2003 Series	12/1/14	15,000,000	15,000,000
Twenty-First	-Collateral Bonds, Second 2003 Series	12/1/16	8,500,000	8,500,000
Twenty-Second	-Collateral Bonds, Third 2003 Series	1/1/14	17,000,000	17,000,000
Twenty-Third	-Collateral Bonds, Fourth 2003 Series	1/1/16	45,000,000	45,000,000
Twenty-Fourth	-Collateral Bonds, Fifth 2003 Series	11/1/25	5,300,000	5,300,000
Twenty-Fifth	-Collateral Bonds, Sixth 2003 Series	11/1/25	22,000,000	22,000,000
Twenty-Sixth	-4.30% Series due 2008	9/15/08	200,000,000	200,000,000
Twenty-Seventh	-5.45% Series due 2013	9/15/13	200,000,000	200,000,000
Twenty-Eighth	-4.95% Series due 2014	8/15/14	200,000,000	200,000,000
Twenty-Ninth	-5.90% Series due 2034	8/15/34	200,000,000	200,000,000
Thirtieth	-5.25% Series due 2035	6/15/35	300,000,000	300,000,000

and

WHEREAS, Section 2.03 of the Mortgage provides that the form or forms, terms and conditions of and other matters not inconsistent with the provisions of the Mortgage, in connection with each series of bonds (other than the First Series) issued thereunder, shall be established in or pursuant to one or more Resolutions and/or shall be established in one or more indentures supplemental to the Mortgage, prior to the initial issuance of bonds of such series; and

WHEREAS, Section 22.04 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder and provide that a breach thereof shall be equivalent to a Default under the Mortgage, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may (in lieu of establishment in or pursuant to a Resolution in accordance with Section 2.03 of the Mortgage) establish the forms, terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed by the Company; and

WHEREAS, the Company now desires to create a new series of bonds and (pursuant to the provisions of Section 22.04 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it; and

WHEREAS, the execution and delivery by the Company of this Nineteenth Supplemental Indenture, and the terms of the bonds of the Thirty-First Series herein referred to, have been duly authorized by the Board of Directors in or pursuant to appropriate Resolutions;

Now, Therefore, This Indenture Witnesseth:

That PACIFICORP, an Oregon corporation, in consideration of the premises and of good and valuable consideration to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of such bonds, and to confirm the Lien of the Mortgage on certain after-acquired property, hereby mortgages, pledges and grants a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company real, personal and mixed, owned by the Company as of the date of the Mortgage and acquired by the Company after the date of the Mortgage, subject to the provisions of Section 18.03 of the Mortgage, of any kind or nature (except any herein or in the Mortgage expressly excepted), now owned or, subject to the provisions of Section 18.03 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated (except such of such properties as are excluded by name or nature from the Lien hereof), including the properties described in Article IV hereof, and further including (without limitation) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity and other forms of energy (whether now known or hereafter developed) by steam, water, sunlight, chemical processes and/or (without limitation) all other sources of power (whether now known or hereafter developed); all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio, television and other communications, image and data transmission systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine-driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current and other forms of energy, gas, steam, water or communications, images and data for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;

TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 18.03 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage expressly excepted, shall be and are as fully mortgaged and pledged hereby and as fully embraced within the Lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and mortgaged hereby or thereby.

PROVIDED THAT the following are not and are not intended to be now or hereafter mortgaged or pledged hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships or other vessels, and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all crops (both growing and harvested), timber (both growing and harvested), minerals (both in place and severed), and mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may be or become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice and other materials, forms of energy or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; (7) the Company’s franchise to be a corporation; (8) any interest (as lessee, owner or otherwise) in the Wyodak Facility, including, without limitation, any equipment, parts, improvements, substitutions, replacements or other property relating thereto; and (9) any property heretofore released pursuant to any provision of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver for the Trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Mortgage by reason of the occurrence of a Default;

AND PROVIDED FURTHER, that as to any property of the Company that, pursuant to the after-acquired property provisions thereof, hereafter becomes subject to the lien of a mortgage, deed of trust or similar indenture that may in accordance with the Mortgage hereafter become designated as a Class “A” Mortgage, the Lien hereof shall at all times be junior and subordinate to the lien of such Class “A” Mortgage;

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged and pledged, or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee, and its successors and assigns forever;

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, this Nineteenth Supplemental Indenture being supplemental to the Mortgage;

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successor or successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

Thirty-First Series of Bonds

SECTION 1.01. There shall be a series of bonds designated “6.10% Series due August 1, 2036” (herein sometimes referred to as the Thirty-First Series), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form of which shall be substantially in the form of Exhibit A hereto.

(I) Bonds of the Thirty-First Series shall mature on August 1, 2036 and shall be issued as fully registered bonds in the denomination of two thousand dollars and, at the option of the Company, any multiple or multiples of one thousand dollars in excess of thereof (the exercise of such option to be evidenced by the execution and delivery thereof).

The Company reserves the right to establish, at any time, by or pursuant to a Resolution filed with the Trustee, a form of coupon bond, and or appurtenant coupons, for the Thirty-First Series and to provide for exchangeability of such coupon bonds with the bonds of the Thirty-First Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

Bonds of the Thirty-First Series need not be issued at the same time and such series may be reopened at any time, without notice to or the consent of any then-existing holder or holders of any bond of the Thirty-First Series, for issuances of additional bonds of the Thirty-First Series in an unlimited principal amount. Any such additional bonds will have the same interest rate, maturity and other terms as those initially issued, except for payment of interest accruing prior to the original issue date of such additional bonds and for the first interest payment date following such original issue date.

(II) Bonds of the Thirty-First Series shall bear interest at the rate of 6.10% per annum payable semi-annually in arrears on February 1 and August 1 of each year (each, an “Interest Payment Date”). Bonds of the Thirty-First Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage provided, that if a Registration Default (as defined in the Registration Rights Agreement) occurs with respect to bonds of the Thirty-First Series, interest will accrue on such bonds at a rate of 0.5% per annum from and including the date on which any such Registration Default shall occur, until but excluding the date on which all Registration Defaults have been cured, such additional interest to be paid to the same persons, in the same manner and at the same times as ordinary interest on the bonds of the Thirty-First Series. The Company shall give the Trustee prompt notice of the occurrence of a Registration Default and of any cure thereof.

The initial Interest Payment Date is February 1, 2007. The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on any bond of the Thirty-First Series is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on such date.

Interest payable on any bond of the Thirty-First Series and punctually paid or duly provided for on any Interest Payment Date for such bond will be paid to the person in whose name the bond is registered at the close of business on the Record Date (as hereinafter specified) for such bond next preceding such Interest Payment Date; provided, however, that interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable. So long as the bonds of the Thirty-First Series remain in book-entry only form, the “Record Date” for each Interest Payment Date shall be the close of business on the Business Day before the applicable Interest Payment Date. If the bonds of the Thirty-First Series are not in book-entry only form, the Record Date for each Interest Payment Date shall be the close of business on the first calendar day of the month of the applicable Interest Payment Date (whether or not a Business Day).

Any interest on any bond of the Thirty-First Series which is payable but is not punctually paid or duly provided for, on any Interest Payment Date for such bond (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered owner on the relevant Record Date for the payment of such interest solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:

(i)

The Company may elect to make payment of any Defaulted Interest on the bonds of the Thirty-First Series to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall, at least 30 days prior to the proposed date of payment, notify the Trustee in writing (signed by an Authorized Financial Officer of the Company) of the amount of Defaulted Interest proposed to be paid on each bond of the Thirty-First Series and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon, the Trustee shall fix a record date (herein referred to as a “Special Record Date”) for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the Thirty-First Series at his, her or its address as it appears in the bond register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the Thirty-First Series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subsection (ii).

(ii)

The Company may make payment of any Defaulted Interest on the bonds of the Thirty-First Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each bond of the Thirty-First Series delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

(III) The principal of and interest and premium, if any, on each bond of the Thirty-First Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with the Resolution filed with the Trustee.

(IV) Bonds of the Thirty-First Series shall not be redeemable prior to maturity at the option of any holder or holders of such bonds. Bonds of the Thirty-First Series shall be redeemable in whole or in part and at any time prior to maturity at the option of the Company. The redemption price shall include accrued and unpaid interest to the redemption date on the bonds to be redeemed, plus the greater of (a) one hundred per centum (100%) of the principal amount of bonds then Outstanding to be redeemed, or (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 20 basis points, as calculated by an Independent Investment Banker. The Company shall give the Trustee notice of such redemption price immediately after the calculation thereof, and the Trustee shall have no responsibility for such calculation. If the Company elects to partially redeem the bonds of the Thirty-First Series, the Trustee shall select in a fair and appropriate manner the bonds of the Thirty-First Series to be redeemed.

(V) Each bond of the Thirty-First Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, and as may be determined by or in accordance with a Resolution filed with the Trustee.

(VI) At the option of the registered owner, any bonds of the Thirty-First Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series, same restrictions and same terms of other authorized denominations.

(VII) Bonds of the Thirty-First Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Thirty-First Series, upon the surrender thereof for cancellation, together with a written instrument of transfer, if required by the Company, duly executed by the registered owner or by his, her or its duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Thirty-First Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Thirty-First Series.

(VIII) After the execution and delivery of this Nineteenth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Nineteenth Supplemental Indenture, it is contemplated that there shall be issued bonds of the Thirty-First Series in an initial aggregate principal amount of U.S. $350,000,000.

Section 1.02. Definition of Terms. Unless the context otherwise requires, for purposes of this Nineteenth Supplemental Indenture, the following terms have the meanings given to them in this Section 1.02

“ADJUSTED TREASURY RATE” means, with respect to any redemption date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Adjusted Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“APPLICABLE PROCEDURES” means, with respect to any transfer or exchange of or for beneficial interests in any Global Bond, the rules and procedures of the Depositary, Euroclear or Clearstream, as the case may be, that apply to such transfer or exchange.

“BUSINESS DAY” means a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.

“CLEARSTREAM” means Clearstream Banking, S.A., or any successor.

“COMPANY ORDER” means a written order dated and signed on behalf of the Company in accordance with the terms of Section 5.01 of the Mortgage.

“COMPARABLE TREASURY ISSUE” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of the Thirty-First Series to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds (the “Remaining Life”).

“COMPARABLE TREASURY PRICE” means with respect to any redemption date (a) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“DEFINITIVE BOND” means a certificated bond of the Thirty-First Series in the form of Exhibit A, registered in the name of a person other than a Depositary and issued in accordance with Section 1.04 hereof, except that such bond of the Thirty-First Series shall not bear the Global Bond Legend.

“DEPOSITARY” has the meaning assigned to it in Section 1.03(a) hereof.

“EUROCLEAR” means Euroclear Bank S.A./N.V., as operator of the Euroclear System or any successor.

“EXCHANGE BONDS” means bonds of the Thirty-First Series issued in the Exchange Offer pursuant to Section 1.04(e) hereof; following the exchange of interests in the applicable Rule 144A Global Bonds, the Regulation S Global Bonds and any Restricted Definitive Bond for Exchange Bonds pursuant to an effective registration statement, the defined term “Exchange Bonds” and “Thirty-First Series” shall have the same meaning and be entitled to the same rights under the Mortgage.

“EXCHANGE OFFER” means the exchange offer by the Company of the Exchange Bonds of the Thirty-First Series for the bonds of the Thirty-First Series issued in reliance upon an exemption from registration under the Securities Act in accordance with the provisions of the Registration Rights Agreement.

“EXCHANGE OFFER REGISTRATION STATEMENT” means an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein filed by the Company in accordance with the Registration Rights Agreement in connection with the Exchange Offer.

“GLOBAL BONDS” means, individually and collectively, any of the bonds of the Thirty-First Series issued as Rule 144A Global Bonds, Regulation S Global Bonds or Unrestricted Global Bonds under the Mortgage.

“GLOBAL BOND LEGEND” means the legend set forth in Section 1.04(f)(ii) of this Nineteenth Supplemental Indenture, which is required to be placed on all Global Bonds issued under the Mortgage.

“INDEPENDENT INVESTMENT BANKER” means one of the Reference Treasury Dealers appointed by the Company and its successors, or if that firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

“INDIRECT PARTICIPANT” means a person who holds a beneficial interest in a Global Bond through a Participant.

“INITIAL PURCHASER” means each of Lehman Brothers Inc., Greenwich Capital Markets, Inc. and the other initial purchasers of the bonds of the Thirty-First Series.

“LETTER OF TRANSMITTAL” means the letter of transmittal to be prepared by the Company and sent to all holders of the bonds of the Thirty-First Series for use by such holders in connection with the Exchange Offer.

“NON-U.S. PERSON” means a person who is not a U.S. Person.

“PARTICIPANT” means, with respect to Euroclear or Clearstream or the Depositary, a person who has an account with Euroclear or Clearstream or the Depositary, as the case may be (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“PARTICIPATING BROKER DEALER” means the Initial Purchasers and any other broker-dealer which makes a market in the bonds of the Thirty-First Series and exchanges bonds of the Thirty-First Series in the Exchange Offer for Exchange Bonds.

“PRIVATE PLACEMENT LEGEND” means the legend set forth in Section 1.04(f)(i) to be placed on all bonds of the Thirty-First Series issued under the Mortgage except where otherwise permitted by the provisions of the Mortgage.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“REFERENCE TREASURY DEALER” means (a) each of Lehman Brothers Inc. and Greenwich Capital Markets, Inc. and their respective successors; provided that, if one of these parties ceases to be a primary U.S. Government securities dealer in New York City (“Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and (b) up to two other Primary Treasury Dealers selected by the Company.

“REFERENCE TREASURY DEALER QUOTATIONS” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“REGISTRATION RIGHTS AGREEMENT” means the Registration Rights Agreement, dated as of August 10, 2006, by and among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

“REGISTRAR” means the registrar, transfer agent and paying agent of the Company in respect of the bonds of the Thirty-First Series which shall initially be the Trustee hereunder. The Company may appoint additional co-registrars or terminate the appointment of an existing registrar at any time.

“REGULATION S” means Regulation S promulgated under the Securities Act or any successor rule or regulation substantially to the same effect.

“REGULATION S GLOBAL BOND” means a Global Bond in the form of Exhibit A hereto bearing the Global Bond Legend and the legends in Sections 1.04(f)(ii) and (iv) hereof and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee.

“RESTRICTED DEFINITIVE BOND” means a Definitive Bond bearing the Private Placement Legend.

“RESTRICTED PERIOD” means the 40-day distribution compliance period set forth in Regulation S, which date shall be set forth in a notice from the Company to the Trustee and Registrar given on or promptly after the date of original issuance of the bonds of the Thirty-First Series.

“RULE 144” means Rule 144 promulgated under the Securities Act, any successor rule or regulation to substantially the same effect or any additional rule or regulation under the Securities Act that permits transfers of restricted securities without registration such that the transferee thereof holds securities that are freely tradeable under the Securities Act.

“RULE 144A” means Rule 144A promulgated under the Securities Act or any successor rule or regulation to substantially the same effect.

“RULE 144A GLOBAL BOND” means a Global Bond in the form of Exhibit A hereto bearing the Global Bond Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

“RULE 903” means Rule 903 promulgated under the Securities Act or any successor rule or regulation substantially to the same effect.

“RULE 904” means Rule 904 promulgated under the Securities Act or any successor rule or regulation substantially to the same effect.

“SEC” means the United States Securities and Exchange Commission.

“SECURITIES ACT” means the United States Securities Act of 1933, as amended.

“SHELF REGISTRATION STATEMENT” means a “shelf” registration statement of the Company filed pursuant to the provisions of the Registration Rights Agreement on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

“THIRTY-FIRST SERIES” has the meaning assigned to it in Section 1.01 hereof.

“UNRESTRICTED GLOBAL BOND” means a Global Bond (other than a Regulation S Global Bond or a Rule 144 A Global Bond) in the form of Exhibit A attached hereto that bears the Global Bond Legend, and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee, representing a series of bonds of the Thirty-First Series that do not bear the Private Placement Legend or the Regulation S Global Legend.

“UNRESTRICTED DEFINITIVE BOND” means one or more Definitive Bonds that do not bear and are not required to bear the Private Placement Legend or the Regulation S Global Legend.

“U.S. PERSON” means a U.S. Person as defined in Rule 902(K) promulgated under the Securities Act.

Section 1.03. Form And Dating.

(a) General.

The bonds of the Thirty-First Series and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A and B hereto. The bonds of the Thirty-First Series may have notations, legends or endorsements required by law, stock exchange rule or usage. Each bond of the Thirty-First Series shall be dated the date of its authentication.

To the extent any provision of any bond of the Thirty-First Series conflicts with the express provisions of this Nineteenth Supplemental Indenture, the provisions of this Nineteenth Supplemental Indenture shall govern and be controlling.

The Company hereby designates The Depository Trust Company as the initial Depositary for the Global Bonds. References to the “Depositary” herein shall refer to the Depositary designated in the foregoing sentence.

(b) Rule 144A Global Bonds.

The bonds of the Thirty-First Series offered and sold to QIBs shall be issued initially in the form of Rule 144A Global Bonds, which shall be deposited on behalf of the purchasers of the bonds of the Thirty-First Series represented thereby with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Each Rule 144A Global Bond shall represent such of the outstanding bonds of the Thirty-First Series as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding bonds of the Thirty-First Series from time to time as conclusively reflected in the books and records of the Trustee endorsed thereon and that the aggregate principal amount of outstanding bonds of the Thirty-First Series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemption. Any change in the principal amount of a Rule 144A Global Bond to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding bonds of the Thirty-First Series represented thereby shall be made by the Trustee as the custodian for the Depositary, at the direction of the Registrar, in accordance with instructions given by the holder thereof as required by Section 1.04 hereof.

(c) Regulation S Global Bonds.

The bonds of the Thirty-First Series offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Global Bond, which shall be deposited on behalf of the purchasers of the bonds of the Thirty-First Series represented thereby with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. During the Restricted Period, interests in the Regulation S Global Bond must be held through Euroclear or Clearstream, if the holders are Participants in such systems, or indirectly through organizations that are Participants in such systems. Following the termination of the Restricted Period, beneficial interests in the Regulation S Global Bond may be held, directly or indirectly, in the account of any Participant of the Depositary.

Each Regulation S Global Bond shall represent such of the outstanding bonds of the Thirty-First Series as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding bonds of the Thirty-First Series from time to time as conclusively reflected in the books and records of the Trustee endorsed thereon and that the aggregate principal amount of outstanding bonds of the Thirty-First Series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemption. Any change in the principal amount of a Regulation S Global Bond to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding bonds of the Thirty-First Series represented thereby shall be made by the Trustee as the custodian for the Depositary, at the direction of the Registrar, in accordance with instructions given by the holder thereof as required by Section 1.04 hereof.

Section 1.04. Transfer And Exchange.

(a) Transfer and Exchange of Global Bonds.

A Global Bond may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Bonds will be exchanged by the Company for Definitive Bonds if (i) the Company delivers to the Trustee notice from the Depositary stating that it is unwilling or unable to continue to act as a clearing agency for the bonds of the Thirty-First Series or is no longer a clearing agency registered under the Securities Exchange Act of 1934, as amended, or other applicable law and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice; (ii) the Company in its sole discretion and subject to the procedures of the Depository determines that the Global Bonds (in whole but not in part) should be exchanged for Definitive Bonds and delivers a written notice to such effect to the Trustee; or (iii) a Default with respect to the bonds of the Thirty-First Series of such series has occurred and has not been cured, disregarding for this purpose any requirement of notice or that the default exist for a specified period of time; provided that in no event shall a Regulation S Global Bond be exchanged by the Company for Definitive Bonds prior to the expiration of the Restricted Period. Upon the occurrence of any of the preceding events, Definitive Bonds shall be issued in such names as the Depositary shall instruct the Trustee.

(b) Transfer and Exchange of Beneficial Interests in the Global Bonds.

The transfer and exchange of beneficial interests in the Global Bonds shall be effected through the Depositary in accordance with the provisions of the Mortgage and the Applicable Procedures of the Depositary. Transfers of beneficial interests in the Global Bonds also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Type of Global Bond. Beneficial interests in any Rule 144A Global Bond may be transferred to persons who take delivery thereof in the form of a beneficial interest in a Rule 144A Global Bond in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Regulation S Global Bond may be transferred to persons who take delivery thereof in the form of a beneficial interest in a Regulation S Global Bond; provided, however, that prior to the expiration of the Restricted Period beneficial interests in the Regulation S Global Bond may only be held through Euroclear or Clearstream, if holders are Participants in such systems, or indirectly through organizations that are Participants in such systems. Beneficial interests in any Unrestricted Global Bond may be transferred to persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 1.04(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Bonds. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 1.04(b)(i) above, and, subject to any other requirement in this Section 1.04, the transferor of such beneficial interest must deliver to the Registrar: (1) a written order from a Participant or an Indirect Participant given to the Depositary, Euroclear or Clearstream in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in a Global Bond of another type in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B), subject to Section 1.04(a), (1) a written order from a Participant or an Indirect Participant given to the Depositary, Euroclear or Clearstream in accordance with the Applicable Procedures directing the Depositary, Euroclear or Clearstream to cause to be issued a Definitive Bond in an amount equal to the beneficial interest to be exchanged and (2) instructions given by the Depositary, Euroclear or Clearstream to the Registrar containing information regarding the person in whose name such Definitive Bond shall be registered to effect the exchange; provided that in no event shall Definitive Bonds be issued upon the exchange of beneficial interests in the Regulation S Global Bond prior to the expiration of the Restricted Period. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Bonds contained herein and the bonds of the Thirty-First Series or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Bond(s) pursuant to Section 1.04(g) hereof.

(iii) Transfer and Exchange of Beneficial Interests in a Rule 144A Global Bond or a Regulation S Global Bond for Beneficial Interests in an Unrestricted Global Bond. A beneficial interest in a Rule 144A Global Bond or a Regulation S Global Bond may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Bond or transferred to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond if (x) the exchange or transfer complies with the requirements of Section 1.04(b)(ii) above and (y):

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary’s book-entry system that it is not (1) a broker-dealer, (2) a person participating in the distribution of the Exchange Bonds or (3) a person who is an affiliate (as defined in Rule 144) of the Company, and such Letter of Transmittal or book-entry system certification shall satisfy the requirements of Section 1.04(b)(ii);

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) such transfer is effected pursuant to Rule 144 of the Securities Act pursuant to a Certificate of Transfer in the form of Exhibit C, and, if the Applicable Procedures so require, an Opinion of Counsel to the effect that the transfer is permitted by, and that upon transfer the bonds of the Thirty-First Series will not be restricted under the Securities Act, is furnished to the Registrar.

If any such transfer is effected at a time when an Unrestricted Global Bond has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with the Mortgage, the Trustee shall authenticate one or more Unrestricted Global Bonds in an aggregate principal amount equal to the aggregate principal amount of beneficial interests so transferred.

(iv) Transfer of Beneficial Interests to and from Regulation S Global Bonds.

(A) Transfer of Beneficial Interests in a Regulation S Global Bond Prior to the Termination of the Restricted Period for Beneficial Interests in a Rule 144A Global Bond. A beneficial interest in any Regulation S Global Bond may be transferred to a person who takes delivery thereof in the form of a beneficial interest in a Rule 144A Global Bond, if (x) the transfer complies with the requirements of Section 1.04(b)(ii) above, and (y) the holder of the beneficial interest in the Regulation S Global Bond delivers to the Trustee and the Registrar a Certificate of Transfer in the form of Exhibit C.

(B) Transfer of Beneficial Interests in a Regulation S Global Bond Following the Termination of the Restricted Period for Beneficial Interests in an Unrestricted Global Bond. A beneficial interest in any Regulation S Global Bond following the termination of the Restricted Period may be transferred to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond, if (x) the transfer complies with the requirements of Section 1.04(b)(ii) above and (y) the holder of the Regulation S Global Bond delivers to the Registrar a Certificate of Transfer in the form of Exhibit C.

(C) Transfer of Beneficial Interests in a Rule 144A Global Bond for Beneficial Interests in a Regulation S Global Bond. A beneficial interest in any Rule 144A Global Bond may be transferred to a person who takes delivery thereof in the form of a beneficial interest in a Regulation S Global Bond, if (x) the transfer complies with the requirements of Section 1.04(b)(ii) above and (y) the holder of the beneficial interest in the Rule 144A Global Bond delivers to the Registrar Certificate of Transfer in the form of Exhibit C.

(c) Exchange of Beneficial Interests in Global Bonds for Definitive Bonds.

(i) Beneficial Interests in Rule 144A Global Bonds or Regulation S Global Bonds to Unrestricted Definitive Bonds. Subject to Section 1.04(a), a holder of a beneficial interest in a Rule 144A Global Bond or Regulation S Global Bond may exchange such beneficial interest for an Unrestricted Definitive Bond only if such exchange is in accordance with Section 1.04(b)(iii) and the Applicable Procedures, and, if the Applicable Procedures so require, an Opinion of Counsel to the effect that the exchange is permitted, and that upon exchange the bonds of the Thirty-First Series will not be restricted under the Securities Act, is furnished to the Registrar.

(ii) Beneficial Interests in Unrestricted Global Bonds to Unrestricted Definitive Bonds. A holder of a beneficial interest in an Unrestricted Global Bond may, in the circumstances described in Section 1.04(a), exchange such beneficial interest for an Unrestricted Definitive Bond.

Any exchange pursuant to this Section 1.04(c) shall satisfy the requirements of Section 1.04(b)(ii). In any such case, the Trustee shall cause the aggregate principal amount of the applicable Global Bond to be reduced accordingly pursuant to Section 1.04(g) hereof, and the Company shall execute and the Trustee, upon receipt of a Company Order in accordance with the Mortgage, shall authenticate and deliver to the person designated in the instructions a Definitive Bond in the appropriate principal amount. Any Unrestricted Definitive Bond issued in exchange for a beneficial interest in a Global Bond pursuant to this Section 1.04(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Bonds to the persons in whose names such bonds of the Thirty-First Series are so registered.

(d) Transfer and Exchange of Definitive Bonds for Definitive Bonds. Upon request by a holder of Definitive Bonds and such holder’s compliance with the provisions of this Section 1.04(d), the Registrar shall register the transfer or exchange of Definitive Bonds. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Bonds duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by his attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 1.04(d):

(i) Restricted Definitive Bonds to Restricted Definitive Bonds. Any Restricted Definitive Bond may be transferred to and registered in the name of persons who take delivery thereof in the form of a Restricted Definitive Bond if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a Certificate of Transfer in the form of Exhibit C;

(B) if the transfer will be made to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or 904 under the Securities Act, then the transferor must deliver a Certificate of Transfer in the form of Exhibit C; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver an Opinion of Counsel and/or other certification in form and substance acceptable to the Company.

(ii) Restricted Definitive Bonds to Unrestricted Definitive Bonds. Any Restricted Definitive Bond may be exchanged by the holder thereof for an Unrestricted Definitive Bond or transferred to a person or persons who take delivery thereof in the form of an Unrestricted Definitive Bond if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal, that it is not (1) a broker-dealer, (2) a person participating in the distribution of the Exchange Bonds or (3) a person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) such transfer is effected pursuant to Rule 144 of the Securities Act, a Certificate of Transfer in the form of Exhibit C, and, if the Applicable Procedures so require, an Opinion of Counsel to the effect that the transfer is permitted by, and that upon transfer the bonds of the Thirty-First Series will not be restricted under the Securities Act, is furnished to the Trustee and Registrar.

(iii) Unrestricted Definitive Bonds to Unrestricted Definitive Bonds. A holder of Unrestricted Definitive Bonds may transfer such bonds of the Thirty-First Series to a person who takes delivery thereof in the form of an Unrestricted Definitive Bond. Upon receipt of a request to register such a transfer and upon compliance with the requirements set forth in the lead-in paragraph of Section 1.04(d), the Registrar shall register the Unrestricted Definitive Bonds pursuant to the instructions from the holder thereof.

(e) Exchange Offer; Shelf Registration Statement

(i) Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with the Mortgage, the Trustee shall authenticate (x) one or more Unrestricted Global Bonds in an aggregate principal amount equal to the principal amount of the beneficial interests in the Rule 144A Global Bonds and Regulation S Global Bonds tendered for acceptance by persons that certify in the applicable Letters of Transmittal, or in accordance with the applicable book-entry procedures for the Depositary, that (A) they are not broker-dealers, (B) they are not participating in a distribution of the Exchange Bonds and (C) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (y) Unrestricted Definitive Bonds in an aggregate principal amount equal to the principal amount of the Restricted Definitive Bonds accepted for exchange in the Exchange Offer. Concurrently with the issuance of such bonds of the Thirty-First Series, the Trustee shall cause the aggregate principal amount of the applicable Rule 144A Global Bonds and/or Regulation S Global Bonds to be reduced accordingly, and the Company shall execute and the Trustee shall, upon receipt of a Company Order in accordance with the Mortgage, authenticate and deliver to the persons designated by the holders of the Restricted Definitive Bonds so accepted Unrestricted Definitive Bonds in the appropriate principal amount.

(ii) Following the effectiveness of a Shelf Registration Statement the Company shall issue and, upon receipt of a Company Order in accordance with the Mortgage, the Trustee shall authenticate from time to time (x) one or more Unrestricted Global Bonds, or, if there shall be at the time one or more Unrestricted Global Bonds outstanding and such increase can be effected in accordance with Applicable Procedures, the Trustee shall increase or cause to be increased the aggregate principal amount thereof, in each case in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Bonds sold by persons that certify as to the consummation of such sale under the Shelf Registration Statement in a manner acceptable to the Trustee and the Company and (y) Unrestricted Definitive Bonds in an aggregate principal amount equal to the principal amount of the Restricted Definitive Bonds sold by persons that certify as to the consummation of such sale under the Shelf Registration Statement in a manner acceptable to the Trustee and the Company. Concurrently with the issuance of such Unrestricted Global Bonds, the Trustee shall cause the aggregate principal amount of the applicable Rule 144A Global Bonds and/or the Regulation S Global Bonds to be reduced accordingly, and the Company shall execute and the Trustee shall, upon receipt of a Company Order in accordance with the Mortgage, authenticate and deliver to the persons designated by the holders of Restricted Definitive Bonds so sold Unrestricted Definitive Bonds in the appropriate principal amount.

(f) Legends.

The following legends shall appear on the face of all Global Bonds and Definitive Bonds issued under the Mortgage.

(i) Private Placement Legend. Except as permitted by subparagraph (iii) below, each bond of the Thirty-First Series (and all bonds of the Thirty-First Series issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THE BONDS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND ANY SELLER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS BOND OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE MORTGAGE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

BECAUSE OF THE FOREGOING RESTRICTIONS, PURCHASERS ARE ADVISED TO CONSULT LEGAL COUNSEL PRIOR TO MAKING ANY RESALE, PLEDGE OR TRANSFER OF ANY OF THE BONDS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.”

(ii) Each Global Bond shall bear the legend substantially in the following form:

THIS GLOBAL BOND IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE GOVERNING THIS BOND) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (2) THIS GLOBAL BOND MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 1.04 OF THE SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL BOND MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 1.04 OF THE INDENTURE AND (4) THIS GLOBAL BOND MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(iii) Notwithstanding the foregoing, any bond of the Thirty-First Series which is (x) a Regulation S Global Bond (and any bond of the Thirty-First Series issued in exchange therefor or substitution thereof) after the Restricted Period, (y) a bond of the Thirty-First Series which has been exchanged or transferred pursuant to the Exchange Offer Registration Statement or the Shelf Registration Statement, or (z) a bond of the Thirty-First Series which has been transferred in accordance with Rule 144, provided that in such case an Opinion of Counsel is delivered which states that the bond of the Thirty-First Series does not have to bear the Private Placement Legend in the cases where such opinion is required under Sections 1.04(b) (iii) (D) and 1.04 (d) (ii) (D) of the Supplemental Indenture, shall not bear the Private Placement Legend.

(iv) Regulation S Global Bond Legend. The Regulation S Global Bond also shall bear a legend in substantially the following form:

DURING THE RESTRICTED PERIOD (AS DEFINED IN THE MORTGAGE REFERRED TO ON THE REVERSE HEREOF), INTERESTS IN THIS REGULATION S GLOBAL BOND MAY ONLY BE HELD THROUGH EUROCLEAR AND CLEARSTREAM.

(g) Cancellation and/or Adjustment of Global Bonds.

At such time as all beneficial interests in a particular Global Bond have been exchanged for Definitive Bonds or a particular Global Bond has been redeemed, repurchased or canceled in whole and not in part, each such Global Bond shall be returned to or retained and canceled by the Trustee in accordance with the Mortgage. At any time prior to such cancellation, if any beneficial interest in a Global Bond is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Bond or for Definitive Bonds, the principal amount of bonds of the Thirty-First Series represented by such Global Bond shall be reduced accordingly and an endorsement shall be made on such Global Bond by the Trustee or by the Depositary to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Bond, such other Global Bond shall be increased accordingly and an endorsement shall be made on such Global Bond by the Trustee or by the Depositary to reflect such increase.

The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under the Mortgage, this Nineteenth Supplemental Indenture or under applicable law with respect to any transfer or exchange of any interest in any bond of the Thirty-First Series (including any transfers between or among Participants, Indirect Participants or beneficial owners of interests in any Global Bond) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Mortgage or this Nineteenth Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE II

The Company Reserves the Right to Amend Provisions

Regarding Properties Excepted from Lien of Mortgage

SECTION 2.01. The Company reserves the right, without any consent or other action by holders of bonds of the Eighth Series, or any other series of bonds subsequently created under the Mortgage (including the bonds of the Thirty-First Series), to make such amendments to the Mortgage, as heretofore amended and supplemented, as shall be necessary in order to amend the first proviso to the granting clause of the Mortgage, which proviso sets forth the properties excepted from the Lien of the Mortgage, to add a new exception (10) which shall read as follows:

“(10) allowances allocated to steam-electric generating plants owned by the Company or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, Pub. L. 101-549, Nov. 15, 1990, 104 Stat. 2399, 42 USC 7651, et seq., as now in effect or as hereafter supplemented or amended.”

ARTICLE III

Miscellaneous Provisions

SECTION 3.01. The right, if any, of the Company to assert the defense of usury against a holder or holders of bonds of the Thirty-First Series or any subsequent series shall be determined only under the laws of the State of New York.

SECTION 3.02. The terms defined in the Mortgage shall, for all purposes of this Nineteenth Supplemental Indenture, have the meanings specified in the Mortgage. The terms defined in Article I of this Nineteenth Supplemental Indenture shall, for purposes of those respective Articles, have the meanings specified in Article I of this Nineteenth Supplemental Indenture.

SECTION 3.03. The Trustee hereby accepts the trusts hereby declared, provided, created or supplemented, and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as hereby supplemented, set forth, including the following:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Nineteenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XIX of the Mortgage shall apply to and form part of this Nineteenth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Nineteenth Supplemental Indenture.

SECTION 3.04. Whenever in this Nineteenth Supplemental Indenture either of the Company or the Trustee is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Nineteenth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 3.05. Nothing in this Nineteenth Supplemental Indenture, expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy or claim under or by reason of this Nineteenth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Nineteenth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding under the Mortgage.

SECTION 3.06. This Nineteenth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

ARTICLE IV

Specific Description of Property

The properties of the Company, owned as of the date hereof, and used (or held for future development and use) in connection with the Company’s electric utility systems, or for other purposes, as follows:

A—ELECTRIC SUBSTATIONS AND SWITCHYARDS

Cozy Dale Substation

Lands in WEBER County, State of UTAH

A part of the Northeast Quarter of the Northwest Quarter of Section 13, Township 5 North, Range 2 West, Salt Lake Base and Meridian, U. S. Survey. Beginning at a point on the East line of the State Highway North 89°30’ East 2564.2 feet and South 42°21’ West 740 feet from the Northwest Corner of said Quarter Section and running thence South 87°35’ East 598.2 feet, more or less, to the East line of said Quarter Section; thence North 0°16’ East 570 feet along the Quarter Section line to the fence on the North line of said Quarter Section; thence South 89°30’ West 103.4 feet West , more or less to the East line of the State Highway; thence South 42°21’ West 740 feet along East line of State Highway to the place of beginning.

Excepting a right of way over the East 1 rod thereof.

Also, Less and Excepting therefrom a parcel conveyed to the State Road Commission of Utah by Warranty Deed recorded as Entry No. 428654 in Book 77 at page 56 of Official Records, described as follows:

A tract of land for a service road incident to the construction of highway known as Project No. 15-8 situated in the NE1/4NW1/4 of Section 13, Township 5 North, Range 2 West, Salt Lake Base and Meridian, Weber County, Utah. The boundaries of said tract of land are described as follows:

Beginning at the North Quarter Corner of said Section 13; thence South 572 feet, more or less, to the Southerly boundary line of the grantors land; thence North 87°30’ West 88 feet, more or less, along said Southerly boundary line to a point 50.0 feet radially distant Westerly from the center line of said service road; thence Northerly 132 feet, more or less, along the arc of a 1687.02 foot radius curve to the right to a point opposite Engineer Station 18+75.4B (Note: Tangent to said curve at its point of beginning bears approximately North 4°44’ West); thence North 0°19’ West 419.67 feet to a point of tangency with a

459.26 foot radius curve to the right; thence Northerly 18 feet, more of less, along the arc of said curve to the North line of said Section 13; thence East 91 feet, more or less, to the point of beginning as shown on the Official Map of said project on file in the Office of the State Road Commission of Utah.

Trappers Substation

Lands in CACHE County, State of UTAH

A tract of land being a portion of Lots 3 and 6, Block 9, PLAT “D”, LOGAN FARM SURVEY, all situate in the Northeast Quarter of Section 22, Township 12 North, Range 1 East, Salt Lake Base and Meridian, Cache County, Utah, being more particularly described as follows:

Beginning at the intersection of the East line of 400 East Street with the South line of Lot 3, Block 9, PLAT “D” LOGAN FARM SURVEY, said intersection being 7463.37 feet South 22°36’41” East from the Northwest corner of Section 15, Township 12 North, Range 1 East, Salt Lake Base and Meridian; thence North 02°02’18” East 60.00 feet along said East line of said 400 East Street; thence South 88°37’26” East 400.16 feet; thence North 01°22’34” East 255.55 feet; thence South 88°37’26” East 292.40 feet to the East line of Lot 6, Block 9, PLAT “D”, LOGAN FARM SURVEY and the West line of the Logan and Richmond Canal; thence along said West line the following five (5) course: 1) South 01°24’37” West 42.83 feet; 2) South 04°47’43” West 64.85 feet; 3) South 10°53’25” West 115.20 feet; 4) South 19°31’21” West 57.10 feet; 5) South 10°50’05” West 40.66 feet to the South line of said Lot 6; thence North 88°37’26” West 645.85 feet along the South line of said Lots 6 and 3 to the point of beginning.

Bridger Land Substation

Lands in BOX ELDER County, State of UTAH

A part of the North half of Section 3, Township 12 North, Range 2 West, and a part of the South half of Section 34, Township 13 North, Range 2 West, Salt Lake Base and Meridian, Box Elder County, Utah, described as follows:

Beginning at a marked rock monumenting the East quarter corner of said Section 34 and running thence S.00°40’48”E. 2689.15 feet to a marked rock monumenting the Southeast corner of said Section 34; thence S.89°56’41”W. 1946.63 feet the line between said Section 34 and Section 3; thence S.02°16’58”E. 1410.40 feet to an existing fence post; thence along a gulch the following eleven courses: N.61°50’01”W. 128.50 feet; N.52°12’49”W. 59.54 feet; N.63°11’33”W. 156.88 feet; N.82°36’17”W. 108.23 feet; S.67°07’05”W. 89.41 feet; S.89°12’32”W. 149.55 feet; N.72°03’03”W. 37.97 feet; N.41°18’56”W. 28.21 feet; N.01°59’56”E. 102.97 feet; N.24°32’27”W. 127.79 feet; N.81°04’18”W. 24.08 feet; thence leaving said gulch and running N.15°03’05”E. 139.71 feet; thence N.62°51’39”W. 109.83 feet to the northerly edge of an existing driveway; thence along said northerly edge the following eleven courses: N.74°13’54”W. 50.67 feet; S.81°58’59”W. 46.33 feet; S.75°45’43”W. 104.32 feet; S.52°24’23”W. 32.68 feet; N.69°08’45”W. 146.61 feet; N.53°15’16”W. 99.61 feet; N.45°49’47”W. 147.78 feet; N.60°03’26”W. 57.35 feet; N.80°43’44”W. 116.35 feet; N.63°26’55”W. 89.15 feet; and N.89°59’34”W. 61.43 feet to a point on the easterly edge of an existing road; thence along said easterly edge of road the following six courses: 244.71 feet along the arc of a 294.00 foot radius curve to the right (chord bears N.17°51’49”W. 237.70 feet); N.05°58’51”E. 668.90 feet; N.03°47’57”E. 451.26 feet; N.01°37’02”E. 1286.77 feet to a point on a 808.50 foot radius curve to the right; thence along the arc of said curve 555.44 feet (chord bears N.21°17’54”E. 544.58 feet); thence N.40°58’46”E. 94.09 feet to the quarter-section line; thence N.89°12’45”E. 3215.58 feet along said quarter-section line to the point of beginning. Contains 251.519 acres.

Cinder Butte Substation

Lands in BONNEVILLE County, State of IDAHO

A parcel of land situate in the Northwest Quarter of Section 7, Township 1 North, Range 37 East of the Boise Meridian, Bonneville County, Idaho. The boundary of said parcel is described as follows: to-wit:

Beginning at a point which is 25.00 feet South 89 degrees 55’59” East along the section line from the Northwest corner of said Section 7 and running thence South 89 degrees 55’59” East 435.61 feet along the section line; thence South 00 degrees 31’13” West 300.00 feet; thence North 89 degrees 55’59” West 435.61 feet to a point 25.00 feet perpendicularly distant from the west line of said Section 7; thence North 00 degrees 31’13” East 300.00 feet to the point of beginning.

Fiddlers Substation

Lands in IRON County, State of UTAH

A parcel of land situate in the Northeast Quarter of Section 26, Township 35 South, Range 11 West, Salt Lake Base and Meridian, Iron County, Utah. The boundaries of said parcel are described as follows: to-wit:

Beginning at a Utah Department of Transportation Right of Way Marker located at Engineers Station 3+42.428m of that certain Project know as “NORTH CEDAR CITY INTERCHANGE IM-15-2(38)61” which is 511.91 feet N.00°29’31”E. along the section line and 887.74 feet N.89°30’29”W. from the East Quarter Corner of said Section 26, said Right of Way Marker being at the beginning of a 680.09-foot radius curve to the right, and running thence northwesterly 485.31 feet along the arc of said curve Westerly Right of Way line of said Project (chord bears N.30°26’16”W. 475.08 feet); thence S.89°01’14”E. 260.14 feet; thence S.34°50’45”E. 294.25 feet to a point on a 776.17-foot radius curve to the left; said point being on the northerly right of way line of said Project; thence southwesterly 250.00 feet along the arc of said curve and said Right of Way (chord bears S.48°53’21”W. 248.92 feet) to the point of beginning. The above-described parcel contains 101,120 square feet or 2.321 acres.

Gazley Substation

Lands in DOUGLAS County, State of OREGON

A 1.9 acre parcel of land lying East and South of North Gazley Road No. 161 and being a portion of property lying within County Assessor’s Map 30-05-23, Tax Lot 400 and being more particularly described as follows:

Beginning at a 5/8 inch rebar with plastic cap measuring South 14°30’01” West 903.94 feet from the Northeast corner of Section 22 of Township 30 South, Range 5 West of the Willamette Meridian in Douglas County, Oregon, said monument also measuring South 87°22’54” East 1291.90 feet from the Northwest corner of Donation Land Claim No. 52 of said Township and Range; thence South 253.72 feet to a 5/8 inch rebar with plastic cap; thence West 327.98 feet to a 5/8 inch rebar with plastic cap situated 961.62 feet (deed record 14.57 chains) East of, when measured normal to, the West boundary of Donation Land Claim No. 52 in said Township and Range, said monument also being situated 58 feet East of the existing centerline of the traveled surface of the North Gazley County Road No. 161; thence North 00°10’29” West, parallel with said Donation Land Claim boundary, 226.21 feet to intersect a 100.00 foot radius curve as described in deed to Douglas County by instrument No. 87-1179 of the Deed Records of Douglas County, Oregon, said point of intersection being 40 feet East of the existing centerline of the traveled surface of North Gazley County Road No. 161; thence along the south boundary of said described tract in a northeasterly direction 71.68 feet along said 100.00 foot radius curve to the right (the long chord to which bears North 67°16’25” East 70.15 feet) to a point of tangent; thence North 87°48’28” East (deed record North 89°42’04” East based on Oregon State Plane Coordinate System, South Zone), 264.15 feet to a point North of the true point of beginning; thence South 9.69 feet to the true point of beginning, containing 1.927 acres, more or less.

Goshen Substation

Lands in BINGHAM County, State of IDAHO

Township 1 South, Range 37 E.B.M., Bingham County, Idaho Section 28: South 66 feet to the E1/2NE1/4NE1/4.

Oquirrh Substation

Lands in SALT LAKE County, State of UTAH

PARCEL 1  A parcel of land being part of an entire tract of land as conveyed by that certain Warranty Deed dated February 27, 1978 and recorded as Entry Number 3069661 in Book 4629 at Page 1270 of the Official records of the Salt Lake County Recorder and situate in the Southeast Quarter of Section 11, Township 3 South, Range 2 West, Salt Lake Base and Meridian, Salt Lake County, Utah. The boundaries of said parcel are described as follows, to wit:

Beginning at a point which is 33.00 feet N.01°08’28”E. along the quarter section line from the South Quarter Corner of said Section 11 and running thence N.01°08’28”E. 63.96 feet along said quarter section line to the southerly line of the Denver and Rio Grand Railroad; thence N.56°59’27”E. 1028.62 feet along said southerly line to the west line of Utah Power’s corridor (TAX ID No. 26-11-400-008); thence S.00°01’00”E. 626.74 feet along said west line to a point 33.00 perpendicularly distant from the south line of said Section 11; thence N.89°50’20”W. 864.04 feet parallel to said south line of Section 11 to the point of beginning. The above described part of an entire tract contains 297,986 square feet or 6.841 acres.

PARCEL 2  A parcel of land being an entire tract of land as conveyed by that certain Warranty Deed dated February 27, 1978 and recorded as Entry Number 3069661 in Book 4629 at Page 1270 of the Official records of the Salt Lake County Recorder and situate in the Southeast Quarter of Section 11, Township 3 South, Range 2 West, Salt Lake Base and Meridian, Salt Lake County, Utah. The boundaries of said parcel are described as follows, to wit:

Beginning at a point which is 845.28 feet N.89°50’20”W. along the section line and 33.00 feet N.00°09’40”E. from the Southeast Corner of said Section 11 and running thence N.89°50’20”W. 641.40 feet parallel to said section line to the east line of Utah Power’s corridor (TAX ID No. 26-11-400-008); thence N.00°01’00”W. 822.44 feet along said east line to the southerly line of the Denver and Rio Grand Railroad; thence N.56°59’27”E. 769.31 feet along said southerly line to the west line of Utah Power’s corridor (TAX ID No. 26-11-400-005); thence S.00°09’40”W. 1243.35 feet along said west line to the point of beginning. The above-described part of an entire tract contains 678,010 square feet or 15.565 acres.

Porter Rockwell Substation

Lands in SALT LAKE County, State of UTAH

A parcel of land situate in the Northwest quarter of Section 12, Township 4 South, Range 1 West, Salt Lake Base and Meridian, Salt Lake County, Utah. The boundaries of said parcel are described as follows, to-wit:

Beginning at a point which is 510.89 feet S.89°31’41”E. along the quarter section line and 33.00 feet N.00°28’19”E. from the West Quarter Corner of said Section 12 and running thence N.00°36’49”E. 250.00 feet; thence S.89°31’41”E. 250.00 feet; thence S.00°36’49”W. 248.21 feet to the north right of way line of 14600 South Street; thence along said right of way line the following three courses: 1.) N.89°48’16”W. 67.35 feet; 2.) S.00°11’23”W. 1.47 feet; 3.) N.89°31’41”W. 182.66 feet to the point of beginning. The above-described parcel contains 62,390 square feet or 1.433 acres.

Roxy Ann Substation

Lands in JACKSON County, State of OREGON

Commencing at the Northeast corner of Section 23 in Township 37 South , Range 1 West of the Willamette Meridian, Jackson County, Oregon; thence along the Northerly line of said Section, South 89°44’39” West 1718.89; thence, leaving said Northerly line, South 00°01’45” East 1190.27 feet to the Southerly right-of-way line of Roxy Ann Road for the POINT OF BEGINNING: thence, continue South 00°01’45” East 571.79 feet to the Northeasterly line of that easement described in Volume 416, Page 291, Deed Records of said Jackson County; thence, along said Northeasterly line, North 71°31’08” West 452.58 feet; thence, leaving said Northeasterly line, North 84°22’22” East 208.29 feet; thence North 15°30’15” West 186.47 feet’ thence North 00°01’45” West 258.74 feet; thence South 89°56’00” East 70.58 feet to the Southeasterly right-of-way line of Roxy Ann Road; thence, along said right-of-way, along the arc of a 215.00 foot radius curve to the left (the long chord to which bears South 57°38’11” East 129.35 feet), an arc distance of 131.39 feet; thence South 75°08’38” East 116.98 feet to the Point of Beginning, containing 3.91 acres, more or less.

Three Peaks Substation

Lands in IRON County, State of UTAH

PARCEL 1  Beginning at the West quarter corner of Section 36, Township 34 South, Range 12 West, Salt Lake Base and Meridian, Iron County, Utah, and running thence North 89°39’44” East 656.59 feet to a point in the centerline of a proposed 66.00 foot roadway; running thence South 00°16’45” West along said centerline 1378.89 feet to a point in the intersection of a 66.00 foot roadway; running thence South 87°43’44” West along the centerline of said roadway 660.58 feet to a point in said centerline and also on the West line of the Southwest quarter of said Section 36; thence North 00°25’02” East along said West line 1401.22 feet to the point of beginning, according to a survey done 3-25-97 by Adams Surveying Inc., Jay Adams Licensed surveyor, license Number 167230.

Subject to 33.00 feet on the East and South side of said Parcel.

Subject to a 7.5 foot utility easement along all lot lines.

Excepting therefrom 50% oil, gas and/or other minerals, together with the right of ingress and egress for the purpose of exploring and/or removing the same.

Parcel 2  Subject to and together with a Roadway Easement described as follows:

Beginning at a point South 00°08’45” East 1298.15 feet from the East quarter corner of Section 36, Township 34 South, Range 12 West, Salt Lake Base and Meridian, Iron County, Utah; said point being on the East of Section 36, thence South 00°08’45” East along the East line of said Section 66.00 feet, thence South 89°29’21” West 2690.23 feet, thence South 87°43’44” West 2014.60 feet, thence North 00°16’45” East 1411.89 feet to the East-West quarter section line, thence North 89°39’44” East 66.00 feet, thence South 00°16’45” West 1345.89 feet; thence North 87°43’44” East 1948.60 feet; thence North 89°29’21” East 2690.23 feet to the point of beginning.

Together with all rights, privileges, and appurtenances belonging or in anywise appertaining thereto, being subject, however, to easements, rights of way, restrictions, etc., of record and enforceable in land and equity.

White City Substation

Lands in JACKSON County, State of OREGON

Commencing at the quarter corner common to Section 19 and 20, Township 36 South, Range 1 West, Willamette Meridian, Jackson County, Oregon; thence along the monumented centerline of Avenue “A” North 89 degrees 48’ 10” West, 812.03 feet, to the point of beginning; thence North 0 degrees 14’ 40” East, 45 feet; thence North 89 degrees 48’ 10” West 265.17 feet, to a 1-inch iron pipe set in concrete for the Southwest corner of tract described in instrument recorded as Document No. 66-02330, Official Records of Jackson County, Oregon, as monumented on Recorded Survey No. 3034, on file in the Office of the Jackson County Surveyor; thence South 0 degrees 14’ 40” West 45 feet; thence South 89 degrees 48’ 10” East 265.17 feet, to the true point of beginning.

B—OFFICE BUILDINGS

Douglas Service Center

Lands in CONVERSE County, State of WYOMING

Lots 6,7,8,9,16,17,18 and 19, in Tract 11, Brownfield Hamilton and Hamilton Tracts, Converse County, Wyoming.

Pendleton Service Center

Lands in UMATILLA County, State of OREGON

A tract of land in the Southwest Quarter of the Southeast Quarter of Section 5, Township 2 North, Range 32 East, Willamette Meridian, County of Umatilla, State of Oregon, said tract being the Westerly 340.00 feet, measured along the Northerly and Southerly property lines of the following described property:

Beginning at a point in the North and South centerline of said Section 5, marked by an 8-inch concrete monument, 580.75 feet Northerly from the South Quarter corner of said Section, which is also the point at which the Northerly right of way of U.S. Highway No. 30 intersects said North and South centerline; thence North 0 degrees 49’ West 300 feet along said North and South centerline to a point marked by an iron pin; thence South 80 degrees 19’ East 1000.00 feet to a point marked by an iron pin; thence South 0 degrees 49’ East 269.10 feet to a point, marked by an iron pin on the Northerly right of way line of said U.S. Highway No. 30; thence North 80 degrees 19’ West 48.34 feet along said Northerly right of way line; thence South 9 degrees 41’ West 30.00 feet along said Northerly right of way line, which right of way line is a right angles to the centerline of said U.S. Highway at Station 127+00 thereof; thence North 80 degrees 19’ West 946.51 feet, more or less, and along said Northerly right of way line to the Point of Beginning;

EXCEPTING THEREFROM any portion of U.S. Highway No. 30.

IN WITNESS WHEREOF, PACIFICORP has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by an Authorized Executive Officer of the Company, and its corporate seal to be attested to by its Treasurer for and in its behalf, and JPMorgan Chase Bank, N.A. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, and its corporate seal to be attested to by one of its Trust Officers, all as of the day and year first above written.

[SEAL]		PACIFICORP
		By	/s/ ANDREW P. HALLER

			Name:	Andrew P. Haller
			Title:	Senior Vice President, General Counsel and Corporate Secretary
Attest:	/s/ BRUCE WILLIAMS

[SEAL]		JPMORGAN CHASE BANK, N.A., as Trustee
		By	/s/ JAMES D. HEANEY

			Name:	James D. Heaney
			Title:	Vice President
Attest:	/s/ ROSA CIACCIA

STATE OF OREGON	)
)
COUNTY OF MULTNOMAH	) SS.:

On this 10th day of August, 2006, before me, Gloria G. Quirk, a Notary Public in and for the State of Oregon, personally appeared Andrew P. Haller and Bruce N. Williams, known to me to be Senior Vice President, General Counsel and Corporate Secretary and Treasurer, respectively, of PACIFICORP, an Oregon corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary, and in all respects duly and properly authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[SEAL]	/s/ GLORIA G. QUIRK

Residing at: Portland, Oregon

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	) SS.:

On this 9th day of August, 2006, before me, Emily Fayan, a Notary Public in and for the State of New York, personally appeared James D. Heaney and Rosa Ciaccia, known to me to be a Vice President and a Trust Officer, respectively, of JPMORGAN CHASE BANK, N.A., a national banking association, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said association and acknowledged this instrument to be the free, voluntary, and in all respects duly and properly authorized act and deed of said association.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[SEAL]	/s/ EMILY FAYAN

Emily Fayan Notary Public State of New York No. 01FA4737006 Qualified in Kings County Certificate Filed in New York County Commission Expires December 31, 2009

Exhibit A

Form of First Mortgage Bond

PACIFICORP

6.10% SERIES DUE 2036

(A SERIES OF

FIRST MORTGAGE BONDS)

No. ___	$[____________]
Dated: ____________	Cusip: [____________]

PACIFICORP, an Oregon corporation (the “Company”), for value received, hereby promises to pay to ___________, or registered assigns, on August 1, 2036, at the office or agency of the Company in the Borough of Manhattan, The City of New York, the sum of ________________ [or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in the Global Bond attached hereto]*, in such coin or currency of the United States of America as at the time payment is legal tender for public and private debts, and to pay interest thereon from the August 1 or February 1 next preceding the date hereof, or if no interest has been paid on the bonds of this series, from ________, at the rate of six and ten hundredths per centum (6.10%) per annum, and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below, in like coin or currency at such office or agency on August 1 and February 1 in each year (each, an “Interest Payment Date”), commencing February 1, 2007, until the principal of this bond shall have been paid or duly provided for; provided that the interest so payable on any Interest Payment Date will, subject to certain exceptions set out in the Nineteenth Supplemental Indenture (hereinafter mentioned), be paid to the person in whose name this bond (or any bond previously Outstanding in transfer or exchange for which this bond was issued) is registered on the Record Date next preceding such Interest Payment Date; provided, however, that interest payable (including any Additional Interest) upon maturity or earlier redemption will be payable to the person to whom principal is payable. So long as this bond remains in book-entry only form, the Record Date for each Interest Payment Date will be the close of business on the Business Day before the applicable Interest Payment Date, and, if this bond is not in book-entry only form, the Record Date for each Interest Payment Date will be the close of business on the first calendar day of the month of the applicable Interest Payment Date (whether or not a Business Day).

“Business Day” means a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.

The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any Interest Payment Date is not a Business Day, then payment of the interest payable on the date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on the date.

This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 6.10% Series Due 2036 to be issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the Nineteenth Supplemental Indenture dated as of August 10, 2006, the “Mortgage”), dated as of June 9, 1989 executed by the Company to Morgan Guaranty Trust Company of New York, as Trustee (JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, successor). Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definitions of certain terms hereinafter used.

______________

* Insert in Global Bonds.

With the consent of the Company and to the extent permitted by and in the manner provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least sixty per centum (60%) in principal amount of bonds then Outstanding under the Mortgage, all voting as a single class or, if the rights of the holders of one or more, but less than all, series of bonds then Outstanding are to be adversely affected, then by affirmative vote of the holders of at least sixty per centum (60%) in principal amount of those bonds then Outstanding so to be adversely affected, all voting as a single class (excluding in any case bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that no such modification or alteration shall, without the consent of the holder hereof, impair or affect the right of the holder to receive payment of the principal of (and premium, if any) and interest on this bond, on or after the respective due dates expressed herein, or to institute suit for the enforcement of any such payment on or after such respective date, or permit the creation of any lien ranking equal or prior to the Lien of the Mortgage or deprive the holder of the benefit of a lien on the Mortgaged and Pledged Property or reduce the percentage vote required to effect such modifications or alterations.

The Company has reserved the right, without any consent or other action by holders of bonds of the Eighth Series known as First Mortgage and Collateral Trust Bonds, 6¾% Series due April 1, 2005, or any other series of bonds subsequently created under the Mortgage (including the bonds of this series), to amend the Mortgage in order to except from the Lien of the Mortgage allowances allocated to steam-electric generating plants owned by the Company, or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990 as now in effect or as hereafter supplemented or amended.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided.

The bonds of this series are redeemable, in whole or in part, at any time and at the Company’s option, at a redemption price equal to (A) the greater of (i) one hundred per centum (100%) of the principal amount of bonds of this series then Outstanding to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 20 basis points, as calculated by an Independent Investment Banker; plus (B) accrued and unpaid interest thereon to the date on which such bonds are to be redeemed (the “Redemption Date”). Unless the Company defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the bonds of this series or portions thereof called for redemption.

For purposes of this Section 3:

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Adjusted Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of this series to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds (the “Remaining Life”).

“Comparable Treasury Price” means with respect to any Redemption Date (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company and its successors, or if that firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means: (A) each of Lehman Brothers Inc. and Greenwich Capital Markets, Inc. and their respective successors; provided that, if either such entity ceases to be a primary U.S. Government securities dealer in New York City (Primary Treasury Dealer), the Company will substitute another Primary Treasury Dealer; and (B) up to two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

The Company shall give the Trustee notice of such redemption price immediately after the calculation thereof, and the Trustee shall have no responsibility for such calculation.

In addition to the rights provided to the holders of bonds under the Mortgage, holders of Restricted Global Bonds and Restricted Definitive Bonds will have all the rights set forth in the Registration Rights Agreement dated as August 10, 2006, among the Company and the other parties named on the signature pages thereof (the “Registration Rights Agreement”).

This Bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his, her or its duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond, together with a written instrument of transfer, if required by the Company, duly executed by the registered owner or by his, her or its duly authorized attorney, and, thereupon, a new fully registered Bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. Subject to the foregoing provisions as to the person entitled to receive payment of interest hereon, the Company and the Trustee may deem and treat the person in whose name this Bond is registered as the holder and the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

In the manner prescribed in the Mortgage, any Bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of fully registered Bonds of the same series of other authorized denominations.

As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of Bonds of any series for a period of fifteen (15) days next preceding any designations of Bonds of such series to be redeemed, and the Company shall not be required to make transfers or exchanges of any Bonds designated in whole or in part for redemption.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, shareholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), a national banking association, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

[SIGNATURES PAGE FOLLOWS.]

IN WITNESS WHEREOF, PacifiCorp has caused this bond to be signed in its corporate name by its Chairman of the Board, President and Chief Executive Officer, or one of its Vice Presidents, by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary, or one of its Assistant Secretaries, by his or her signature or a facsimile thereof.

PACIFICORP
Dated: ___________

	Name:	Andrew P. Haller
	Title:	Senior Vice President, General Counsel and Corporate Secretary

[SEAL]
Attest:

Assistant Secretary

Assignment Form

To assign this Bond, fill in the form below: (I) or (we) assign and transfer this Bond to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Bond on the books of the Issuer. The agent may substitute another to act for him.

Date: _______________

Your Signature:

(Sign exactly as your name appears on the face of this Bond)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Bond*

The following exchanges of a part of this Global Bond for an interest in another Global Bond or for a Definitive Bond, or exchanges of a part of another Global Bond or Definitive Bond for an interest in this Global Bond, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Bond	Amount of increase in Principal Amount of this Global Bond	Principal Amount of this Global Bond following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

______________

    *      Insert in Global Bonds.

Exhibit B

Form of Trustee’s Certificate of Authentication

TRUSTEE’S AUTHENTICATION CERTIFICATE

This bond is one of the bonds of the series herein designated, described or provided for in the within-mentioned Mortgage.

JPMORGAN CHASE BANK, N.A. as Trustee

Authorized Officer

Exhibit C

Form of Certificate of Transfer

PacifiCorp

[Address]

JPMorgan Chase Bank, N.A.

[_____________]

[_____________]

Re: First Mortgage Bonds, 6.10% Series due 2036

Reference is hereby made to the Mortgage Deed and Trust, dated as of January 9, 1989, with JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as successor trustee, as heretofore amended and supplemented and the supplemental indenture dated as of August 1, 2006 (collectively, the “Mortgage”). Capitalized terms used but not defined herein shall have the meanings given to them in the Mortgage. ___________________, (the “Transferor”) owns and proposes to transfer the Bond[s] or interest in such Bond[s] specified in Annex A hereto, in the principal amount of $___________ (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Bond or a Restricted Definitive Bond pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Bond is being transferred to a person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Bond for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Bond and/or the Restricted Definitive Bond and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Bond or a Restricted Definitive Bond pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Bond and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restrictive Global Bond or a Restricted Definitive Bond pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Bonds and Restricted Definitive Bonds and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

(b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

OR

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Bond or of an Unrestricted Definitive Bond.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Bonds, on Restricted Definitive Bonds and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Bonds, on Restricted Definitive Bonds and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Bonds or Restricted Definitive Bonds and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:

Name:
Title:
Dated: __________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

(a)	☐	a beneficial interest in the:
	(i)	☐ 144A Global Bond (CUSIP _________), or
	(ii)	☐ Regulation S Global Bond (CUSIP _________), or
(b)	☐	a Restricted Definitive Bond.
2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐	a beneficial interest in the:
	(i)	☐ 144A Global Bond (CUSIP _________), or
	(ii)	☐ Regulation S Global Bond (CUSIP _________), or
	(iii)	☐ Unrestricted Global Bond (CUSIP _________); or
(b)	☐	a Restricted Definitive Bond; or
(c)	☐	an Unrestricted Definitive Bond,
in accordance with the terms of the Mortgage.